Service Corporation International Completes Private Offering of $425 million of 5.375% Senior Notes due 2022

HOUSTON, Texas, July 1, 2013 — Service Corporation International (NYSE: SCI) (“SCI”) announced today that it has successfully completed its previously announced private offering of $425 million aggregate principal amount of 5.375% Senior Notes due 2022 (the “Notes”). The Notes will bear interest at 5.375% per year and were priced at par. The net proceeds from the offering will be used, together with borrowings under SCI’s senior credit facilities and cash on hand, to finance SCI’s previously announced acquisition (the “Acquisition”) of Stewart Enterprises, Inc. (“Stewart”), including the repayment of certain existing indebtedness of Stewart and the payment of transaction costs.

The net proceeds will be held in an escrow account pending the consummation of the Acquisition. The Acquisition is expected to close in late 2013 or early 2014, subject to regulatory approvals and customary closing conditions. All outstanding Notes are subject to special mandatory redemption in the event that the Acquisition and related transactions are not consummated on or prior to February 28, 2014, SCI determines, in its sole discretion, that the Acquisition will not be consummated by that date or the merger agreement is terminated.

The Notes may be resold by the initial purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”). The Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Information set forth in this press release contains forward-looking statements, which involve a number of risks and uncertainties. Readers are cautioned that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the Acquisition, including future financial and operating results, the combined company’s plans, objectives, synergies, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the Acquisition on the proposed terms and schedule; the failure of Stewart’s shareholders to approve the Acquisition; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the Acquisition may not be fully realized or may take longer to realize than expected; disruption from the Acquisition making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in SCI’s filings with the SEC, which are available at www.sci-corp.com.  SCI disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

About Service Corporation International

Service Corporation International, headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At March 31, 2013, we owned and operated 1,437 funeral homes and 374 cemeteries (of which 213 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

SCI Contacts

Investors:

Debbie Young
Investor Relations
(713) 525-9088
debbie.young@sci-us.com

Media:

Lisa Marshall
Corporate Communications
(713) 525-3066
lisa.marshall@sci-us.com